Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002.

In connection with the report on Form 10-Q of Intelligent Living Inc. for the quarterly period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof, I, Victoria Rudman, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	This report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in this report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by this report and results of operations of the registrant for the period covered by this report.

Dated:  November 18, 2013

/s/ Victoria Rudman
Victoria Rudman
Chief Executive Officer
Chief Financial Officer